UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2004

MAYOR’S JEWELERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9647	59-2290953

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200
Sunrise, Florida 33323
(Address of Principal Executive Offices)

954-846-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02a Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Mayor’s Jewelers, Inc. (the “Company”) is reviewing the accounting treatment of certain warrants that were issued by the Company to Henry Birks & Sons Inc. (“Birks”), the Company’s majority stockholder, in connection with Birks’ August 20, 2002 equity investment of $15.05 million in the Company, and later assigned to certain individuals affiliated with Birks. Specifically, in November 2002 and March 2003, Birks assigned an aggregate of 4.75 million of its Company warrants to certain current or former employees of Birks or its affiliates, who were or later became employees of or provided services to the Company. The assignment of these warrants have been disclosed in various Company filings with the Securities and Exchange Commission. The assigned warrants are subject to certain anti-dilution provisions. Although the Company’s review has not been completed, it anticipates that the net income (loss) for the fiscal quarters ended September 27, 2003, December 27, 2003, June 26, 2004, September 25, 2004 (as set forth in the press release issued on October 27, 2004) and the fiscal year ended March 27, 2004, as well as the selected quarterly financial data presented for the fiscal quarter ended March 27, 2004, will be restated to reflect the effect of the Company’s determination that the assignment of the warrants to those recipients referred to above, even though assigned by Birks, should have reflected a non-cash compensation adjustment relating to the increase or decrease in the intrinsic value of the warrants that could be attributed to the services provided by the recipients to the Company based on the vesting schedule of the warrants. The increase or decrease in value of these warrants is required to be reflected in the Company’s financial statements as calculated at the end of each reporting period. As a result, the previously issued financial statements for the fiscal quarters ended September 27, 2003, December 27, 2003, June 26, 2004, September 25, 2004 (as set forth in the press release issued on October 27, 2004) and the fiscal year ended March 27, 2004, as well as the selected quarterly financial data previously released for the fiscal quarter ended March 27, 2004, should not be relied upon because of misstatements in those financial statements as discussed above.

None of the corrections to the Company’s previously filed financial statements, as described above, will affect the Company’s cash flows, cash positions, or total stockholders’ equity during those periods. The restatement is not expected to have any impact on the Company’s financial statements for any period prior to and including June 28, 2003, other than possible additional disclosure related to the above warrant agreements.

Although the Company’s review has not been completed, the net additional non-cash compensation charge related to the change in value and vesting of the warrants for all periods since the assignment of the warrants through September 25, 2004 is not expected to exceed $1 million.

2

The estimated adjustments and restatements are preliminary and subject to review and audit by the Company’s Independent Registered Public Accountants, KPMG LLP (“KPMG”).

The Audit Committee of the Company’s Board of Directors concluded on November 3, 2004, based on the information then provided to it, that the previously issued financial statements for the fiscal quarters ended September 27, 2003, December 27, 2003, June 26, 2004, September 25, 2004 (as set forth in the press release issued on October 27, 2004) and the fiscal year ended March 27, 2004, as well as the selected quarterly financial data previously released for the quarter ended March 27, 2004, should likely require a restatement to reflect the necessary accounting adjustments.

The Company’s Audit Committee has discussed with KPMG the matters disclosed in this Current Report on Form 8-K.

     Safe Harbor Statement

     This Form 8-K contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Factors that could affect the Company’s forward-looking statements include, among other things: the review of the audit of the March 27, 2004 fiscal year financial statements, selected quarterly financial data for the quarter ended March 27, 2004 and the review of the quarterly financial statements for the quarters ended September 27, 2003, December 27, 2003, June 26, 2004 and September 25, 2004 by KPMG; negative reactions from the Company’s stockholders, creditors or customers to the results of the review and restatement or further delay in providing financial information caused by the review and restatement; the impact and result of any litigation (including private litigation), any action by the American Stock Exchange, or of any investigation by the Securities and Exchange Commission or any investigation by any other governmental agency related to the Company; the Company’s ability to obtain any necessary waivers from its creditors in the event of a further delay in, or other adverse developments relating to, the restatement; the Company’s ability to manage its operations during and after the financial statement restatement process; the Company’s ability to successfully implement internal controls and procedures that remediate the material weakness and ensure timely, effective and accurate financial reporting; changes in economic conditions; and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K, as amended, for the fiscal year ended March 27, 2004. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Several factors, including those identified above, could cause actual events to differ materially from the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.
	By:	/s/ John D. Ball
		Name:	John D. Ball
Dated: November 9, 2004		Title:	Senior Vice President and Chief Financial Officer

4